Letter to Employees

Saturday, we announced the exciting news that CKE Restaurants, Inc. has terminated the merger agreement previously entered into with affiliates of Thomas H. Lee Partners, L.P. and entered into a new merger agreement with Apollo Management VII, L.P. (“Apollo”), pursuant to which Apollo will acquire CKE and all of our brands, including Carl’s Jr., Hardee’s, Red Burrito and Green Burrito for $12.55 per share in cash.

This is a very exciting and positive development for the Company, its shareholders, franchisees and employees. We believe this is an opportunity to partner with a premier private equity firm that has a proven record for fostering operational excellence, supporting growth and adding value in its portfolio companies. Our management team, franchisees and employees will benefit from Apollo’s retail sector experience and widely acknowledged financial expertise. Importantly, Apollo is firmly committed to CKE’s continued growth as an industry leading quick service operator and they look forward to working with our management team, employees and franchisees.

CKE’s management team will remain in place. In essence, not much should change in your day-to-day work experience at CKE. As with the previous THL transaction, at the time of the merger all employee options and restricted shares, whether vested or unvested, will become fully vested and exercisable. For options, your value will be the difference between your strike price and the $12.55 per share paid by Apollo for our stock. Outstanding restricted shares will be paid at $12.55 per share upon transaction completion. We want all of you to know how much we value the work you do and how much you’ve contributed to help make CKE what it is today. We look forward to continuing our great work together for many, many years.

Finally, I want to thank you for all your hard work and commitment to CKE and I hope you find this new chapter of our company as exciting as we do.

Sincerely, Andrew Puzder

Chief Executive Officer

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction, CKE will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CKE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CKE with the SEC at the SEC’s Web site at www.sec.gov.

The proxy statement and such other documents will also be available for free on CKE’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.

CKE and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of CKE’s participants in the solicitation is set forth in CKE’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

FORWARD-LOOKING STATEMENTS

This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give CKE’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond CKE’s control, and could cause CKE’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into by CKE in connection with the transaction, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to obtain the necessary debt financing arrangements set forth in debt commitment letter received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. CKE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in CKE’s filings with the SEC.